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                                                                   Exhibit 5(a)




                               December 22, 1994




Hunt Manufacturing Co.
230 South Broad Street
Philadelphia, PA  19102

Ladies and Gentlemen:

     We have acted as counsel to Hunt Manufacturing Co. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 90,000 Common Shares, par value $.10 per share, of the Company (the "Common Shares"), authorized for issuance upon exercise of options granted or to be granted under the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Plan").

     In this connection, we have reviewed the Company's Restated Articles of Incorporation and its By-Laws, as amended, resolutions of its Board of Directors and shareholders, the Plan and such other documents and corporate records as we have deemed appropriate in the circumstances.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Common Shares by the Company, in accordance with the terms of the Plan, upon the exercise of stock options properly granted under the Plan has been duly and validly authorized by the necessary corporate action, and the Common Shares will be, when so issued, validly issued, fully-paid and non-assessable by the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement. However, the foregoing consent shall not be deemed to constitute a consent under Section 7 of the Securities Act of 1933, since we have not certified any part of

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the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,



                                            DRINKER BIDDLE & REATH


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